Exhibit 99.1

EDUCATION AND DEVELOPMENT PROGRAM AGREEMENT

THIS MARKETING PROGRAM AGREEMENT (this “Agreement”) made this 2nd day of March, 2005 (“Effective Date”) by and between NEUROMetrix, Inc., a Delaware corporation (“NEUROMetrix”), and Eli Lilly and Company, an Indiana corporation (“Lilly”).

WHEREAS, Lilly is developing a pharmaceutical product for, among other things, diabetic peripheral neuropathy (“DPN”) and / or its symptoms;

WHEREAS, NEUROMetrix has developed and is selling a neuropathy diagnostic system, and will continue to develop and sell improvements and upgrades thereto (collectively, the “NC-stat System”), as a diagnostic for, among other things, DPN; and

WHEREAS, the parties desire to establish and operate an education and development program in accordance with the terms and conditions of this Agreement to achieve the following goals: (1) increase understanding of the DPN disease state and diagnostic testing in the DPN market; (2) establish the NC-stat System as a leading diagnostic for DPN; (3) build the installed base of NEUROMetrix customers as part of a data sharing arrangement; and (4) provide to Lilly certain information regarding DPN and its diagnosis  by physicians.

NOW THEREFORE, the parties hereby agree as follows:

1. Marketing and Information Programs.

1.1. DPN Programs.  Subject to the terms and conditions of this Agreement (including Section 1.3), each of NEUROMetrix and Lilly shall conduct by the end of the Initial Term eighty-four (84), and by mutual agreement of the parties more, Diabetic Peripheral Neuropathy Peer-to-Peer Programs (each such program, a ”DPN Program”), subject to a mutual review upon completion of thirty (30) of such programs as provided in Section 1.4.  The parties shall define the content of the DPN Programs, with approximately fifty percent (50%) of each DPN Program focused on diabetic microvascular complications and DPN, and approximately fifty percent (50%) focused on screening and diagnosis of DPN, nerve conduction studies, the NC-stat System’s application in DPN and the benefits of using the NC-stat System. The content of all DPN Programs shall be subject to the approval of both Lilly and NEUROMetrix.  Lilly and NEUROMetrix shall mutually select speakers for the DPN Programs.  Lilly and NEUROMetrix shall use commercially reasonable efforts to promote the DPN Programs by among other things employing a number of physician recruitment vehicles.  Either party may subcontract its work obligations concerning the DPN Programs hereunder with the written consent of the other party, which approval shall not to be unreasonably withheld.

1.2. Compliance with Law.  Each party shall conduct all its activities hereunder in accordance with all applicable law and regulations, including those of the United States Food and Drug Administration (“FDA”), those issued by the Office of Inspector General of the United States Department of Health and Human Services, the Health Insurance Portability and Accountability Act, the PhRMA Code on Interactions with Healthcare Professionals and the AMA Ethical Guidelines.  In addition, all Lilly activities shall be within Lilly corporate guidelines, including good promotional practices and consumer privacy requirements.  No party shall be obligated to conduct any activities by the terms of this Agreement that are in violation of the foregoing, and in no event shall Lilly obtain from NEUROMetrix, or shall NEUROMetrix be obligated to provide, any patient-identifiable data.

1.3. Allocation of DPN Program Costs and Expenses.  Lilly shall be responsible for costs and expenses associated with the DPN Programs that include the following areas: all those arising from speaker training, Lilly-executed physician recruitment vehicles, and materials (the ”Lilly Sole Costs”).  NEUROMetrix shall be solely responsible for NEUROMetrix’s costs and expenses associated with the

DPN Programs that include NEUROMetrix specific recruiting costs. All direct costs and expenses arising from the conduct of the DPN Programs shall be shared equally by NEUROMetrix and Lilly, which costs shall include site costs, costs for reproducing attendee binders and honorariums paid; provided that NEUROMetrix shall be solely responsible for all costs and expenses of NEUROMetrix-only materials distributed at the DPN Programs, and Lilly shall be solely responsible for all costs and expenses of Lilly-only materials distributed at the DPN Programs; and provided further, that the aggregate direct costs to be shared equally by Lilly and NEUROMetrix for each DPN Program as provided by this sentence shall not exceed $15,000 and as a result neither party shall seek reimbursement from the other in excess of $7500 for any particular DPN Program absent a mutually signed agreement prior to initiating the development or execution of the program.  Each party shall reimburse the other party for all costs and expenses as required by the terms hereof within sixty (60) days of receipt of a reasonably detailed invoice therefor without any set-off or other deduction thereto, save for any good faith disputes concerning amounts owed.

1.4. 30-DPN Program Termination.  The parties shall complete thirty (30) DPN Programs by February 28, 2006.  After the date on which thirty (30) DPN Programs have been completed, the parties shall meet and review the success of the DPN Programs based on, among other factors, their business impact, attendance, and the number of NEUROMetrix DPN Accounts (as defined below).  Either party may, by written notice to the other within sixty (60) days of such date, elect to cancel the remaining DPN Programs (a ”30-DPN Program Termination”).  As part of such review, the parties may mutually agree in writing during such 60-day period to modify the format and quantity of the future DPN Programs.  This Agreement, including but not limited to the DPN Data Rights, shall remain in effect with respect to the DPN Programs already completed, subject to the terms described in Sections 2 and 6.

1.5. Project Managers and Operating Plan.  Each party shall designate a project manager, who initially for NEUROMetrix shall be Gary Gregory and for Lilly, Matt Hedrick.  The parties shall meet in person at least once each calendar quarter during the Term (as defined below), which meetings shall alternate between Boston and Indianapolis.  At the first meeting, the parties shall author and approve an ”Operating Plan,” which shall define clear, quantifiable deliverables and obligations for each party regarding the DPN Programs, and thereafter the Operating Plan shall be revised, updated and extended as the parties may mutually agree.  If the Initial Term (as defined below) is extended by the parties pursuant to Section 6.1, then the parties shall extend and update the Operating Plan for each subsequent year of the Term within sixty (60) days of the end of the prior Term.

2. NEUROMetrix DPN Accounts.

2.1. New Accounts.  NEUROMetrix may contact the attendees of the DPN Programs using information collected from them to market and sell the NC-stat System.  Subject to the terms and conditions of this Agreement, a physician who purchases a NC-stat System within six (6) months of attending a DPN Program shall be treated as a ”NEUROMetrix DPN Account” hereunder.  Any physician who is a NEUROMetrix DPN Account hereunder may elect to opt-out at any time, whereupon such physician will no longer be treated as a NEUROMetrix DPN Account hereunder.

2.2. DPN Data Rights.  For the NEUROMetrix DPN Accounts (but no other customers of NEUROMetrix), from the Effective Date until December 31, 2010, Lilly shall have the following rights (collectively, the ”DPN Data Rights”) unless terminated as provided in Section 6.5(b):

(a) Market Faxes.  NEUROMetrix shall send no less than two (2) promotional-educational faxes/emails (“Market Faxes”) each year to each NEUROMetrix DPN Account. These communications can occur pre-launch, day 1 of launch or post-launch of ruboxistaurin in the U.S. The format and layout of the Lilly portion of the Market Faxes shall generally reflect first page disease or product content and second page package insert content as necessary. The content of the Market Faxes shall be mutually developed by the parties, subject to NEUROMetrix’s and Lilly’s approval, which approval shall not be unreasonably withheld.

(b) Account Faxes.  After the date on which the FDA approves the New Drug Application for marketing approval of ruboxistaurin with an indication relevant to symptoms of DPN or DPN in the United States (the ”Approval Date”), Lilly shall have the right to include two (2) pages of content in all faxes sent to DPN NEUROMetrix Accounts by NEUROMetrix in response to a patient test for DPN using the NC-stat System (the ”Account Faxes”). The format and layout of the Lilly portion of the Account Faxes shall generally reflect first page disease or product content and second page package insert content as necessary. Such pages shall be developed by Lilly and shall be subject to NEUROMetrix’s and Lilly’s approval, which approval shall not be unreasonably withheld.

(c) Market Information.  NEUROMetrix shall provide to Lilly to the extent available the following information regarding each NEUROMetrix DPN Account: (1) the name, address and telephone number of the account physician (“Demographic Information”), and (2) certain diagnostic data generated by the use of the NC-stat System by such physician (“Diagnostic Information” and together with the Demographic Information, “Market Information”), which Diagnostic Information shall be solely owned by NEUROMetrix and aggregated at the physician practice level for disclosure to Lilly.  The parties shall mutually define and mutually agree on the Diagnostic Information to be provided to Lilly quarterly hereunder and the permitted uses by Lilly of the Diagnostic Information.

2.3. Early Termination of DPN Data Rights.  NEUROMetrix’s obligation to provide to Lilly the DPN Data Rights under Section 2.2 shall immediately terminate in full at NEUROMetrix’s option, effective upon written notice from NEUROMetrix to Lilly, if (i) as of the 30-DPN Program Termination, there was (1) less than an average of at least 10.0 physician attendees for all completed DPN Programs, or (2) fewer than sixty (60) NEUROMetrix DPN Accounts, or (ii) upon the end of the Initial Term, there was either (1) less than an average of at least 10.0 physician attendees for all completed DPN Programs, or (2) fewer than one hundred and twenty-five (125) NEUROMetrix DPN Accounts.

2.4. Performance Criteria.  If at any time during which Lilly has the DPN Data Rights hereunder, either (1) less than twenty-five percent (25%) of the accounts who would otherwise be NEUROMetrix DPN Accounts hereunder are treated as such, or (2) more than twenty-five percent (25%) of the NEUROMetrix DPN Accounts do not permit delivery to them of the Account Faxes, then:

(a) if at such time at least thirty (30) DPN Programs but less than eighty-four (84) DPN Programs have been completed, NEUROMetrix shall reimburse Lilly for fifty percent (50%) of the Lilly Sole Costs attributable to such completed DPN Programs upon receipt from Lilly of a reasonably detailed invoice therefor, which reimbursement amount by NEUROMetrix shall not exceed One Hundred and Fifty Thousand Dollars ($150,000), or, without duplication,

(b) if at such time at least eighty-four (84) or more DPN Programs have been completed, NEUROMetrix shall reimburse Lilly for seventy percent (70%) of the Lilly Sole Costs attributable to such completed DPN Programs upon receipt from Lilly of a reasonably detailed invoice therefor, which reimbursement amount by NEUROMetrix shall not exceed Two Hundred Thousand Dollars ($200,000);

provided that the total amount reimbursed by NEUROMetrix to Lilly pursuant to this Section 2.4 at such time shall be reduced by thirty-three percent (33%) for each 12-month period that has elapsed since the Approval Date, such that three (3) years after the Approval Date NEUROMetrix shall not thereafter have any reimbursement obligations under this Section 2.4.

2.5. Lilly Audit Rights.  For as long as Lilly shall have the right to receive the DPN Data Rights hereunder, Lilly shall have the right directly or indirectly via by an independent auditor reasonably acceptable to NEUROMetrix, to access NEUROMetrix’s records upon reasonable notice and at reasonable times to verify the number of NEUROMetrix customer accounts deemed NEUROMetrix DPN Accounts by NEUROMetrix during the preceding 12-month period, but this right may not be exercised by Lilly more than once in any 12-month period and any such auditor shall agree in writing to be subject to the confidentiality restrictions contained herein to the same extent as Lilly.  If such auditor concludes in good faith, or if Lilly concludes after consultation with and the reasonable agreement of NEUROMetrix, that such number is incorrect, all affected customer accounts shall thereafter be correctly designated as a NEUROMetrix DPN Account or not.  Lilly’s expenses incurred for such audit shall be paid by Lilly unless the audit discloses that the difference in the reported number of NEUROMetrix DPN Accounts and the actual NEUROMetrix DPN Accounts over the audited 12-month period is the greater of either (i) ten (10), or (ii) five percent (5%) of the latter number, in which case NEUROMetrix shall pay Lilly’s reasonable out-of-pocket expenses for such audit not in excess of $15,000.

3. DPN Program Materials and Exclusivity.

3.1. DPN Program Materials.  With respect to all Program Materials (as defined below) created specifically for the development and performance of the DPN Programs (collectively, the ”DPN Program Materials”), each party shall be the sole owner of all DPN Program Materials that relate solely to such party’s products and business, and the parties shall each own a joint and undivided share of all other DPN Program Materials; provided that notwithstanding anything contained herein to the contrary, all DPN Program Materials that constitute any improvement, addition or modification to the NC-stat System or its use shall be solely owned by NEUROMetrix and all DPN Program Materials that constitute any improvement, addition or modification to any Lilly product or program shall be solely owned by Lilly. Materials developed for application to other promotional programs or uses by Lilly or NEUROMetrix are not considered “Program Materials,” yet may be used in the DPN Programs as mutually agreed upon by both Lilly and NEUROMetrix prior to their inclusion in the DPN Programs. “Program Materials” shall mean all writings, inventions, ideas and other technology, and all proprietary rights arising therefrom.  Each party shall have the right during the Term (but not thereafter) to use DPN Program Materials, and other materials provided to such party by the other party hereunder, for the development, promotion and performance of the DPN Programs and as otherwise expressly permitted by this Agreement (collectively, the ”Permitted Purposes”).  Neither party shall use any materials provided by the other party or DPN Program Materials except for the Permitted Purposes, provided that either party may use during and after the Term any of its solely owned DPN Program Materials without restriction.

3.2. Trademarks.  Neither party shall use the other party’s trademarks except as approved by the other party in connection with the DPN Program Materials.  Specifications for use of a party’s trademarks may be provided by such party to the other party from time to time.  All rights in the trademarks, their registrations, applications for such registrations, and all goodwill associated therewith, shall remain at all times the sole property of the owning entity, and all use of such trademarks shall inure solely to the benefit of the owning entity.

3.3. No Royalty Obligations.  Neither party shall have any obligation to pay the other party any royalties on its sales of products or services.

3.4. Exclusivity.  During the Term (but not thereafter), NEUROMetrix agrees not to enter into any agreement with a pharmaceutical company other than Lilly to market to physicians (i) in the Primary Target Market or (ii) in the Secondary Target Market in the Field; provided that the foregoing shall not preclude NEUROMetrix from:

(a) directly or indirectly marketing or selling products or services to any physician or other person or entity in any field or market not in connection with an agreement with a pharmaceutical company;

(b) directly or indirectly marketing or selling products or services as part of an agreement with a pharmaceutical company to a physician not part of the Primary Target Market or Secondary Target Market, but who is part of practice group that includes one or more physicians who are in either of those target markets; or

(c) entering into an agreement with a pharmaceutical company providing for or effecting a Change of Control (as defined below), no matter the nature or purpose of that event, with the consequence set forth in Section 6.3.

For purposes of this Section 3.4, “Field” shall mean pharmacologic/pharmaceutical treatment of diabetes and DPN, including painful diabetic neuropathy, “Primary Target Market” shall mean physicians who define themselves as primarily endocrinologists or diabetologists, and “Secondary Target Market” shall mean all physicians other than those within the Primary Target Market.

4. Confidentiality.

4.1. Defined.  “Confidential Information” of a party shall mean all information and any tangible embodiments thereof provided by or on behalf of such party to the other party either in connection with the negotiations pertaining to this Agreement or in the course of performing this Agreement, including: solely owned DPN Program Materials; marketing and business plans; customers lists; and financial and personnel matters relating to the disclosing party or to its present or future devices, products, sales, suppliers, customers, employees, agents, investors or business but excluding the actual terms of this Agreement.  Market Information, with the exception of the Demographic Information, shall be treated as NEUROMetrix Confidential Information hereunder. Demographic Information shall be “Confidential Information” of both parties and usable by them without restriction.

4.2. General Obligations.  During the Term of this Agreement and thereafter, the parties agree that each party shall hold in confidence and shall not disclose, directly or indirectly, to any third party (other than their directors, employees, legal counsel, consultants, subcontractors, auditors and advisors who are bound by confidentiality obligations no less restrictive than those set forth herein) any Confidential Information of the other party, except to the extent it is reasonably necessary or appropriate for a party to perform a Permitted Purpose or otherwise to fulfill its obligations or exercise its rights hereunder.  During the Term and thereafter, each party shall not use for any purpose, directly or indirectly, Confidential Information of the other party, except for a Permitted Purpose or otherwise to fulfill its obligations or exercise its rights hereunder.

4.3. Exceptions.  Notwithstanding any provisions contained herein concerning non-disclosure and non-use of the Confidential Information, the obligations of Section 4.2 shall not apply to any portion of the Confidential Information that the receiving party can demonstrate by legally sufficient evidence: (i) now or hereafter, through no act or failure to act on the part of the receiving party, becomes generally known; (ii) is known to the receiving party at the time of receiving such Confidential Information without an obligation of confidentiality; (iii) is hereafter furnished to the receiving party by a third party as a matter of right without restriction on disclosure; (iv) is independently developed by the receiving party without use of any Confidential Information of the other party and without breach of any provision of this Agreement; (v) is disclosed by a party to government or other regulatory authorities to the extent that such disclosure is necessary to protect and enforce DPN Program Materials; (vi) is disclosed in response to a valid order of a court or other governmental body or any political subdivision thereof; or (vii) to prosecute or defend litigation or to comply with applicable law and regulations, provided that with respect to clauses (vi) and (vii) the disclosing party shall limit the scope of any disclosure as much as reasonably possible and, except where impracticable for necessary disclosures, request that the Confidential Information so disclosed be held confidential by the receiving authority to the greatest extent possible.

4.4. Publicity and Terms of this Agreement.  The parties agree that the public announcement of the execution of this Agreement shall be in the form of a NEUROMetrix press release similar to the press release attached, as Exhibit A. NEUROMetrix shall distribute this NEUROMetrix press release publicly within four (4) business days of the Effective Date.  Lilly understands and agrees that NEUROMetrix shall submit a copy of this Agreement to the United States Securities and Exchange Commission.

4.5. Termination.  Each party shall, upon the termination or expiration of this Agreement, immediately discontinue use of the other’s Confidential Information, and within ninety (90) days thereafter, all materials containing such Confidential Information shall be returned by the receiving party or destroyed with the disclosing party’s consent.

5. Indemnification; DISCLAIMERS.

5.1. Indemnification.

(a) Indemnification by NEUROMetrix.  NEUROMetrix shall indemnify and hold Lilly and its employees, officers, directors and agents (collectively, “Lilly Indemnitees”) harmless against any loss, damages, action, suit, claim, demand, liability, expense, bodily injury, death or property damage (a ”Loss”), but only to the extent based on or arising from a claim made by a third party not affiliated with Lilly, to the extent such Loss is based on or arises out of (i) the breach by NEUROMetrix of any of its covenants, representations or warranties set forth in this Agreement, or (ii) the use of any Market Information by or on behalf of NEUROMetrix, or any actual or alleged violation of any law or regulation resulting therefrom, or (iii)   the gross negligence or willful misconduct of NEUROMetrix or any of the other NEUROMetrix Indemnitees, or (iv) a NEUROMetrix product or service, except in each of the foregoing clauses (i) to (iv) for those Losses for which Lilly has an obligation to indemnify NEUROMetrix Indemnitees pursuant to Section 5.1(b), as to which Losses each party shall indemnify the other’s Indemnitees to the extent of their respective liability for the Losses.

(b) Indemnification by Lilly.  Lilly shall indemnify and hold NEUROMetrix and its employees, officers, directors and agents (collectively, “NEUROMetrix Indemnitees”), harmless against any Loss, but only to the extent based on or arising from a claim made by a third party not affiliated with NEUROMetrix, to the extent such Loss is based on or arises out of (i) the breach by Lilly of any of its covenants, representations or warranties set forth in this Agreement, (ii) the use of any Market Information by or on behalf of Lilly, or any actual or alleged violation of any law or regulation resulting therefrom, or (iii) a Lilly product or service, or (iv) the gross negligence or willful misconduct of Lilly or any of the other Lilly Indemnitees, except in each of the foregoing clauses (i) to (iv) for those Losses for which NEUROMetrix has an obligation to indemnify Lilly Indemnitees pursuant to Section 5.1(a), as to which Losses each party shall indemnify the other’s Indemnitees to the extent of their respective liability for the Losses.

(c) Claims Procedures.  Each party (the ”Indemnified Party”), on behalf of itself and its respective co-Indemnitees, shall give notice to the other party (an “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any threatened or asserted claim as to which indemnity may be sought under Section 5.1(a) or 5.1(b), and shall permit the Indemnifying Party to assume the defense of any such claim, provided: (i) that counsel for the Indemnifying Party who shall conduct the defense of such claim shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at such Indemnified Party’s expense; and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement to the extent that the failure to give notice did not result in harm to the Indemnifying Party.  No Indemnifying Party, in the defense of any such claim shall consent to entry of any judgment or enter into any settlement which (1) would result in injunctive or other non-monetary relief of any kind being imposed against the Indemnified Party or its co-Indemnitees, or (2) does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party and its co-Indemnitees of a release from all liability in respect to such claim.  Each Indemnified Party shall furnish such information regarding itself, its co-Indemnitees and the claim in question as an Indemnifying Party may reasonably request in writing.

5.2. DISCLAIMERS.

EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER OF THE PARTIES MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

EXCEPT FOR THE PARTIES’ INDEMNIFICATION OBLIGATIONS CONTAINED IN SECTION 5.1, UNDER NO CIRCUMSTANCES SHALL EITHER OF THE PARTIES BE ENTITLED TO RECOVER FROM THE OTHER ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS), WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER CAUSE OF ACTION, RELATING TO OR ARISING OUT OF THE DPN PROGRAMS, THE DPN DATA RIGHTS, THE DPN PROGRAM MATERIALS OR OTHERWISE RELATING TO OR ARISING OUT OF THIS AGREEMENT, EVEN IF A PARTY HAS BEEN INFORMED OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

6. Term and Termination.

6.1. Term of this Agreement.  This Agreement shall become effective as of the Effective Date, may be terminated as set forth in this Section 6 or elsewhere in this Agreement, and otherwise shall remain in full force and effect for eighteen (18) months after the Effective Date (the ”Initial Term”), and thereafter may be extended for up to five (5) successive one year periods upon the mutual written agreement of the parties at least sixty (60) days before the end of the then-effective term (the Initial Term, plus all of the successive one-year extensions, together the ”Term”).

6.2. Termination for Material Breach.  If either party materially breaches this Agreement at any time, which breach is not cured within ninety (90) days of written notice thereof from the non-breaching party, the non-breaching party may terminate this Agreement effective as the end of the cure period upon written notice to the other party.

6.3. Termination Upon Change of Control.  In the event of a Change of Control (as defined below), NEUROMetrix or Lilly may elect both to terminate this Agreement and to terminate all of Lilly’s rights to the DPN Data Rights, by notifying the other party in writing within six (6) months of the occurrence of such Change of Control.  Further, in the event NEUROMetrix (but not Lilly) terminates this Agreement and the DPN Rights pursuant to this Section 6.3, then:

(a) if at the time of such notice at least thirty (30) but less than eighty-four (84) DPN Programs have been completed, NEUROMetrix shall reimburse Lilly for fifty percent (50%) of the Lilly Sole Costs attributable to such completed DPN Programs within ninety (90) days of receipt from Lilly of a reasonably detailed invoice therefor, which reimbursement amount by NEUROMetrix shall not exceed One Hundred and Fifty Thousand Dollars ($150,000), or, without duplication,

(b) if at the time of such notice at least eighty-four (84) or more DPN Programs have been completed, NEUROMetrix shall reimburse Lilly for seventy percent (70%) of the Lilly Sole Costs attributable to such completed DPN Programs within ninety (90) days of receipt from Lilly of a reasonably detailed invoice therefor, which reimbursement amount by NEUROMetrix shall not exceed Two Hundred Thousand Dollars ($200,000);

provided that the total amount reimbursed by NEUROMetrix to Lilly pursuant to this Section 6.3 at such time shall be reduced by thirty-three percent (33%) for each 12-month period that has elapsed since the Approval Date, such that three (3) years after the Approval Date NEUROMetrix shall not be required to pay Lilly any amounts to terminate this Agreement and Lilly’s rights to the DPN Data Rights pursuant to this Section 6.3 upon a Change of Control.  The termination of this Agreement and Lilly’s rights to the DPN Data Rights shall be effective upon the earlier of (i) sixty (60) days after the terminating party sends written notice of termination or (ii) NEUROMetrix’s payment in full of the applicable amount (if any) from above.

For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under such Act) (other than NEUROMetrix), directly or indirectly, of securities of NEUROMetrix representing fifty percent (50%) or more of the combined voting power of the NEUROMetrix’s then outstanding securities; (ii) the stockholders of NEUROMetrix approve a merger or consolidation of NEUROMetrix with any other entity, other than a merger or consolidation which would result in the voting securities of NEUROMetrix outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of NEUROMetrix or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the stockholders of NEUROMetrix approve an agreement for the sale or disposition by NEUROMetrix of all or substantially all of NEUROMetrix’s assets or all of NEUROMetrix’s assets to which this Agreement relates.

6.4. Termination Related to Product Development.  Lilly may, in its sole discretion, elect to terminate this Agreement in the event its development of ruboxistaurin for, among other things, diabetic peripheral neuropathy and/or its symptoms, is ended or delayed beyond the Initial Term or otherwise, in Lilly’s judgment, rendered impractical due to product development issues.  Lilly can effect such a termination by notifying NEUROMetrix in writing of the decision and the reasons therefor to terminate no sooner than July 31st, 2005 and no later than December 31st, 2005, which December 31st date may be extended by mutual agreement of the parties in writing.

6.5. Effects of Expiration and Termination.

(a) Termination and Accrued Rights.  All rights, obligations and provisions of this Agreement that do not expressly survive termination or expiration of this Agreement as provided in this Section 6.5 shall terminate in full upon such event.  Termination of this Agreement for any reason or expiration of this Agreement shall not affect any accrued rights or obligations of the parties as of the date of such termination or expiration.

(b) Survival of DPN Data Rights.  The survival and continuation of the DPN Data Rights until December 31, 2010 shall depend on various circumstances as provided below:

(i) Subject to the following clause (ii), upon expiration of this Agreement, or upon termination of this Agreement as a result of a 30-DPN Program Termination or by Lilly pursuant to Section 6.2 because of NEUROMetrix’s material, uncured breach, Lilly shall continue to receive the DPN Data Rights, and thereafter Sections 2.1, 2.2 and 2.5 shall continue in full force and effect in accordance with their respective terms until December 31, 2010 (but not thereafter); and

(ii) NEUROMetrix’s obligation to provide, and Lilly’s right to receive, the DPN Data Rights shall terminate in full (1) in accordance with Section 2.3, 6.3 or 6.4, (2) if NEUROMetrix terminates this Agreement pursuant to Section 6.2 for Lilly’s material, uncured breach, or (3) after the expiration or termination of this Agreement, if Lilly fails to cure a material breach of any surviving provision as provided by Section 6.2, whereupon in each case all of Sections 2.1, 2.2 and 2.5 shall terminate in full, with the exception that Demographic Information already collected as of the termination date shall remain the “Confidential Information” of both parties and shall be usable by them without restriction.

(c) Survival of Other Provisions.  In addition to the provisions identified in Section 6.5(b) (if any), upon expiration or any termination of this Agreement, the provisions of Sections 1.2, 1.3, 3 (other than Section 3.4) and 4 to 7 shall survive and shall continue in full force and effect.

7. Miscellaneous.

7.1. Entire Agreement.  This Agreement (including the Exhibits) constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous agreements, practices or courses of dealings between the parties, whether written or oral, relating to the subject matter hereof.  In the event that there is a conflict between the terms contained in body of this Agreement and any of the Exhibits or the Operating Plan, the terms contained in this body shall control.

7.2. Independent Contractors.  The parties are independent contractors and are not, and shall not represent themselves as, principal and agent, partners or joint venturers.  Neither party shall attempt to act, or represent itself as having the power, to bind or create any obligation on behalf of the other.

7.3. Assignment.  Subject to Section 6.3 and except as otherwise expressly provided above, this Agreement, and the rights and obligations of the parties hereunder, shall not be assigned or transferred, in whole or in part, by operation of law or otherwise, by either party hereto without the prior written consent of the other party, provided that either party shall have the right to assign this Agreement as a whole to an affiliate, to a successor of such party to its entire business or that part of its business to which this Agreement relates, or to the surviving entity in a Change of Control or other merger, recapitalization, share exchange or consolidation with such party (whether by operation or law or otherwise), without such prior written consent, which in the event of a Change of Control, shall give rise to the termination right set forth in Section 6.3.  Any assignment, delegation or other transfer in violation of the foregoing shall be null and void.  This Agreement shall be binding upon, and inure to the benefit of, the legal representatives, successors and permitted assigns of the parties.

7.4. Severability.  If any provision of this Agreement is found invalid or unenforceable by a court of competent jurisdiction, such provision shall be enforced to the maximum extent permissible by law and the other provisions of this Agreement shall remain in full force and effect.

7.5. Waivers; Amendments.  No waiver by either party of a breach of any covenant or condition of this Agreement by the other party shall be construed to be a waiver of any succeeding breach of the same or any other covenant or condition.  This Agreement or any Exhibit hereunder may not be modified or amended except by a writing expressly referring to this Agreement signed by both parties.

7.6. Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the state of Indiana, without regard to its principles of conflicts of laws.

7.7. Notices.  All notices, demands, requests, approvals, consents or other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (i) when delivered in person or by courier or confirmed facsimile, or (ii) upon receipt when sent by reputable private international courier with established tracking capability (such as DHL, FedEx, or UPS), postage pre-paid, and addressed to the noticed party at the address set forth below, or such other address as a party may specify by written notice to the other.

Notices shall be sent to NEUROMetrix at:

NEUROMetrix, Inc.
62 Fourth Avenue
Waltham, MA 02451
Attention:	Shai N. Gozani, President and CEO
Facsimile:	(781) 890-1556

with a required copy to:

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attention:	H. David Henken, P.C.
Kingsley L. Taft, Esq.
Facsimile:	(617) 523-1231

and to Lilly at:

Nat Osborne
Director, Marketing PKC ß Inhibitor Global Brand Development Team
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285

With a copy to:

Colin Ewing, Esq.
Associate General Counsel
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285

7.8. Captions, Section Headings.  As used in this Agreement, “including” means “including but not limited to”, and “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole.  The Section headings used hereof are for reference and convenience only, and shall not enter into the interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this MARKETING PROGRAM AGREEMENT to be executed under seal by their authorized representatives as of the date first written above.

NEUROMETRIX, INC.		ELI LILLY AND COMPANY

Signature:	/s/ Gary L. Gregory	Signature:	/s/ Nat Osborne
Name:	Gary L. Gregory	Name:	Nat Osborne
Title:	Chief Operating Officer	Title:	Marketing Director
Date:	3/10/05	Date:	3/3/05

Exhibit A
Press Release

NeuroMetrix Announces Strategic Relationship with Eli Lilly and Company to Improve Awareness and Detection of Serious Complication of Diabetes

WALTHAM, Mass.—(BUSINESS WIRE)—March 15, 2005—NeuroMetrix, Inc. (Nasdaq: NURO), a medical device company focused on the development and sale of proprietary products used to diagnose neuropathies, announced today that it has joined Eli Lilly and Company in an Education & Development Program to improve awareness and detection of diabetic peripheral neuropathy (DPN).

The primary goal of this strategic relationship is to increase awareness and understanding of DPN diagnosis among endocrinologists, internal medicine physicians and other physicians who routinely manage patients with diabetes.

DPN is a form of nerve damage that is one of the most common chronic complications of diabetes.  It is a condition caused by microvascular (small blood vessel) damage to nerves and can lead to foot ulcers and amputations.  DPN is the leading cause of non-traumatic lower-limb amputations among people with diabetes in the United States.  About 60 to 70 percent of people with diabetes have some form of nerve damage and more than 80,000 amputations are performed each year due to DPN.  Sensory symptoms of DPN include numbness, prickling, aching pain, burning pain, lancinating pain, and allodynia (a condition in which ordinarily non-painful stimuli evoke pain, such as a bed sheet touching a leg).

“The key to providing optimal care of DPN is early detection so that preventative measures can be undertaken to avoid progression to advanced damage which is a cause of ulceration, joint collapse and amputation.  It is also important to distinguish between typical DPN and other common causes of neuropathy.  This is not always easy on clinical grounds alone,” said Michael Bryer-Ash, MD, Medical Director of UCLA’s Gonda Diabetes Center. “The goal is to increase the number of patients being assessed in their physician’s office.  This increased convenience and prompt diagnosis will make it more likely that appropriate follow-up and treatment occur.”

This strategic relationship combines the strength of two market leaders.  NeuroMetrix is a leading provider of neuropathy diagnostics using the NeuroMetrix NC-stat® System as a diagnostic device for DPN, and Lilly is recognized as a worldwide leader in advancing the care and treatment of patients with diabetes.  The NC-stat System allows all physicians to diagnose neuropathies or diseases of the nerves.  The system is comprised of disposable one-time use NC-stat Biosensors, the NC-stat Monitor which performs the nerve conduction diagnostic procedure and the NC-stat Docking Station and onCall™ Information System, which provide the physician with a highly informative and detailed report within minutes of completing the study.  The NC-stat System is presently used in over 2,200 physician practices and clinics throughout the United States.  By working together, both organizations look to increase the awareness and diagnosis of patients with diabetes and DPN.

Through the agreement, NeuroMetrix and Lilly will conduct a broad series of 84 educational and development programs across the country over the next 18 months.  The programs will focus on diabetic microvascular complications and the diagnosis of DPN.  This will include nerve conduction studies, the NC-stat System’s application in DPN and the benefits of using the NC-stat System.

Shai N. Gozani, M.D., Ph.D, NeuroMetrix’s President and CEO said, “We are excited and honored to partner with Lilly, which is clearly the premier global company in the diabetes care arena.   Lilly’s commitment to developing interventions for neuropathies is clear, as evidenced by the continued development and delivery of pharmaceutical agents for the treatment of DPN.  We believe that by objectively quantifying neuropathies, the NC-stat system significantly enhances the physician’s ability to diagnose and manage neuropathies.  As such, we look forward to working with Lilly to educate physicians on the DPN disease state and the key role of the NC-stat System.”

About NeuroMetrix

NeuroMetrix is a medical device company establishing a new standard of care through the design, development and sale of proprietary products used to diagnose neuropathies.  Neuropathies are diseases of the peripheral nerves and parts of the spine that frequently are caused by or associated with diabetes, low back pain and carpal tunnel syndrome, as well as other clinical disorders.  The NC-stat System, the Company’s neuropathy diagnostic system, has been on the market since May 1999 and is presently used in over 2,200 physician’s offices, clinics and other health care facilities in the United States.  The Company holds issued utility patents covering a number of important aspects of the NC-stat System.

Contact:  NeuroMetrix, Inc.

Brad Smith, 781-890-9989

neurometrix.ir@neurometrix.com